No. 333-149724

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post Effective Amendment No. 1

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of issuer as specified in its charter)

Florida	59-3410234
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX 77087

(Address of principal executive offices)

2007 Employee Stock Incentive Plan

Non-Employee Directors’ Deferred Compensation Plan

2007 Employee Stock Purchase Plan

(Full title of the Plan)

Arthur G. Dauber, President

American Electric Technologies, Inc.

6410 Long Drive, Houston, TX 77087

(713) 644-8182

(Name, address and telephone number of agent for service)

Approximate date of commencement of sales pursuant to the Plan: As soon as possible after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (a)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	375,000 shares	$3.83	$1,436,250	$56.45

(a)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on March 12, 2008.

Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely to add Exhibit No. 23.3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on May 2, 2008.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ ARTHUR G. DAUBER
Arthur G. Dauber, President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Arthur G. Dauber	President, Chief Executive Officer,	May 2, 2008
Arthur G. Dauber	Director (Principal Executive Officer)

/s/ John H. Untereker	Senior Vice President, Chief Financial	May 2, 2008
John H. Untereker	Officer and Secretary (Principal Financial Officer)

/s/ Paul N. Katz*	Director	May 2, 2008
Paul N. Katz

/s/ Howard W. Kelley*	Director	May 2, 2008
Howard W. Kelley

/s/ Peter Menikoff*	Director	May 2, 2008
Peter Menikoff

/s/ Lamar Nash*	Director	May 2, 2008
Lamar Nash

/s/ J. Hoke Peacock II*	Director	May 2, 2008
J. Hoke Peacock II

/s/ Stuart Schube*	Director	May 2, 2008
Stuart Schube

*By:	/s/ John H. Untereker
Attorney-in-fact

EXHIBIT INDEX

No.	Description
5	Opinion of Joel Bernstein (previously filed)

10.1*	2007 Employee Stock Incentive Plan

10.2*	Non-Employee Directors’ Deferred Compensation Plan

10.3*	2007 Employee Stock Purchase Plan

23.1*	Consent of Joel Bernstein (included in Exhibit 5 previously filed)

23.2	Consent of Independent Registered Public Accounting Firm (previously filed)

23.3	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page of original filing of this Registration Statement).

*	Incorporated by reference to exhibits filed with Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 as filed on November 11, 2007.